--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           FIRST CITIZENS BAN CORP
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

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
                            FIRST CITIZENS BANC CORP
                                 SANDUSKY, OHIO

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 15, 1997

TO THE SHAREHOLDERS:

         Notice is hereby given that the annual meeting of the shareholders of First Citizens Banc Corp ("the Corporation") will be held at its main office, 100 East Water Street, Sandusky, Ohio, on Tuesday, April 15, 1997, at 2:00 p.m., E.D.T., for the purpose of considering and voting upon the following:

         1. To elect three (3) Class III directors to serve for terms of three (3) years or until their successors are elected and qualified.

         2. To ratify the appointment of independent auditors for the calendar year 1997.

         3. To consider and act upon the amendment to the Corporation's Code of Regulations to provide that no Director of the Corporation shall be of the age of seventy-five (75) years or more on the date of his election or appointment.

         4. To consider and act upon an amendment to the Code of Regulations of The Citizens Banking Company providing that no Director of that Corporation shall be of the age of seventy-two (72) years or more on the date of his election or appointment, and to create the position of Director Emeritus.

         5. To consider and act upon an amendment to the Code of Regulations of The Castalia Banking Company providing that no Director of that Corporation shall be of the age of seventy-two (72) years or more on the date of his election or appointment, and to create the position of Director Emeritus.

         6. To consider and act upon any other matter which may properly be brought before the meeting or any adjournment thereof.

         Only those shareholders of record at the close of business on March 3, 1997, will be entitled to notice of and to vote at the meeting.

         There are enclosed herewith a Proxy Statement and form of proxy. It will be appreciated if you will date and sign the proxy and return it promptly in the enclosed envelope.

                                    By Order of the Board of Directors

                                ----------------------------------------
                                    Donna J. Dalferro, Secretary
                                    First Citizens Banc Corp

March 12, 1997

                            FIRST CITIZENS BANC CORP
                      100 EAST WATER STREET, P. O. BOX 5016
                              SANDUSKY, OHIO 44870

                                 PROXY STATEMENT

          FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 15, 1997

         The enclosed proxy is being solicited by the Board of Directors of First Citizens Banc Corp (the "Corporation") for use at the annual meeting of shareholders of the Corporation to be held April 15, 1997, at 2:00 p.m., E.D.T. (and at any adjournments thereof), at the main office of the Corporation, 100 East Water Street, Sandusky, Ohio. This Proxy Statement and the enclosed form of proxy are being sent to shareholders of the Corporation on March 14, 1997.

         The proxy may be revoked by a shareholder at any time before it is exercised by sending a written notice of revocation to the Secretary, First Citizens Banc Corp, 100 East Water Street, P. O. Box 5016, Sandusky, Ohio 44870, or by revoking such proxy in open meeting. Solicitations of proxies may be made by personal interviews and telephone by Directors and officers of the Corporation. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward solicitation material to the beneficial owners of the stock held of record by such persons. Expenses for such solicitation will be borne by the Corporation.

         The only class of stock of the Corporation presently outstanding is no par common stock. The total number of outstanding shares of common stock at the close of business on March 3, 1997, the record date for the determination of the shareholders entitled to vote at the meeting, was 3,051,504. In electing Directors of the Corporation, every shareholder entitled to vote has cumulative voting rights; that is, the shareholder has the right to multiply the number of shares that he or she may be entitled to vote by the total number of Directors to be elected and may cast the entire number of such votes for one candidate or may distribute them among any two or more candidates. For all other purposes each share is entitled to one vote.

         At the meeting, the shareholders will (i) act upon a proposal to elect three (3) directors of the Corporation; (ii) consider and act upon the proposal to ratify the independent auditors for the calendar year 1997; (iii) consider and act upon the amendment to the Corporation's Code of Regulations to provide that no Director of the Corporation shall be of the age of seventy-five (75) years or more on the date of his election or appointment; (iv) consider and act upon an amendment to the Code of Regulations of The Citizens Banking Company providing that no Director of that Corporation shall be of the age of seventy-two (72) years or more on the date of his election or appointment, and to create the position of Director Emeritus; (v) consider and act upon an amendment to the Code of Regulations of The Castalia Banking Company providing that no Director of that Corporation shall be of the age of seventy-two (72) years or more on the date of his election or appointment, and to create the position of Director Emeritus; and (vi) consider and act upon any other business that may be properly brought before the meeting. The Board of Directors of the Corporation recommends a vote "FOR" for Proposals 2, 3, 4 and 5 described herein.

         The three (3) nominees receiving the highest number of votes cast, including votes cast cumulatively, shall be elected Class III directors.

         A plurality of the votes cast by shareholders in person or by proxy at the annual meeting will be necessary for approval of Proposals 2, 4, 5 and 6 described herein. A majority vote of all the shares outstanding as of record date will be necessary for approval of Proposal 3 described herein.

         Shares of common stock represented by proxies in the accompanying form which are properly executed and returned to the Corporation will be voted at the Annual Meeting of Shareholders in accordance with the Shareholders' instructions contained in such proxies. Where no such instructions are given, the shares will be voted for the election of directors as described herein; in support of the ratification of the independent auditors for the year 1997 as described herein; in support of the proposed Amendment to the Corporation's Code of Regulations to provide that no director of the Corporation shall be of the age of seventy-five
(75) years or more on the date of his election or appointment; in support of the proposed Amendment to the Code of Regulations of The Citizens Banking Company providing that no director of that Corporation shall be of the age of seventy-two (72) years or more on the date of his election or appointment, and to create the position of Director Emeritus; in support of the proposed Amendment to the Code of Regulations of The Castalia Banking Company providing that no director of that Corporation shall be of the age of seventy-two (72) years or more on the date of his election or appointment, and to create the position of Director Emeritus; and, at the discretion of the proxy holders, on such other matters as may come before the meeting.

         The results of votes taken at the Annual Meeting will be disclosed in the Corporation's Second Quarterly Report for 1997 on Form 10-Q, as filed with the Securities and Exchange Commission. The disclosure will include, for each proposal, the number of votes for, the number of votes against and the number of abstentions. In addition, the disclosure will set forth the number of votes received by each candidate running for a directorship and the percentage of their votes as to the total shares outstanding.

         The Corporation's business is carried on primarily by its wholly-owned subsidiaries, The Citizens Banking Company, The Castalia Banking Company, SCC Resources, Inc., and R. A. Reynolds Appraisal Service, Inc. (the
"Subsidiaries").

                                   PROPOSAL 1
                                   ----------
                              ELECTION OF DIRECTORS
                              ---------------------
                  INFORMATION CONCERNING DIRECTORS AND NOMINEES
                  ---------------------------------------------

         The Code of Regulations of the Corporation provides that the number of Directors shall be not less than five (5) nor more than twenty-five (25), as from time to time shall be determined by Resolution of the Board of Directors of the Corporation. Pursuant to the Code of Regulations, the Board of Directors has determined that the number of Directors shall be eleven (11). The Code of Regulations of the Corporation also provides that the Board of Directors shall be divided into three (3) classes with the term of office (subsequent to the first term of office of each class) of one class expiring each year. The term of Class III directors, being three (3) in number, expires in 1997.

         The nominees named below are proposed to be elected to hold office for a term of three (3) years or until the election and qualification of their successors. The proxies solicited hereby, unless directed to the contrary therein, will vote for the nominees named below. All of the nominees have expressed their willingness to serve. The Board of Directors has no reason to believe that any nominee will be unavailable or unable to serve as a Director, but if for any reason any of these nominees should not be available or able to serve, the accompanying proxy will be voted by the persons acting under the proxy according to the best judgment of the persons named in the proxy. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE NAMED NOMINEES TO THE CORPORATION'S BOARD OF DIRECTORS.

         The following table lists the Directors of the Corporation, their principal occupations or present positions with the Corporation or the Subsidiaries, if any, the year they first became Directors of the Corporation, and their age and the number of shares of the Corporation's common stock beneficially owned by them, as of December 31, 1996:

                                                                                  Approximate
Name and principal                                                                percentage
occupation or employ-                                            Beneficial        of out-
men for the past                         Director                Ownership         standing
five years                                Since         Age      of shares         shares
---------------------                     -----         ---      ---------         ------

NOMINEES FOR THREE (3) YEAR TERM:
---------------------------------
Dean S. Lucal                             1973          59         18,760           0.61%
  Lucal & McGookey
  Attorneys at Law
  (1) (10)

W. Patrick Murray                         1983          56        286,940           9.40%
  Murray & Murray
  Attorneys at Law
  (2)

Paul H. Pheiffer                          1968          71         88,298           2.89%
  Chairman, Sandusky Bay
  Investment Company, Ltd.
  (3)(8)

DIRECTORS CONTINUING IN OFFICE
------------------------------

John L. Bacon                           1973         71            1,784           0.06%
  Chairman of the Board
  Mack Iron Works Company
  (7) (8) (9)

Mary Lee Close                          1983         81           98,312           3.22%
  Retired
  (4)

Richard B. Fuller                       1960         74            8,600           0.28%
  Retired
  (8) (9)

H. Lowell Hoffman, M.D.                 1980         74           21,200           0.69%
  Retired
  (5) (10)

Lowell W. Leech                         1975         70           24,280           0.80%
  Chairman of the Board,
  Former President of
  Citizens Banking Company,
  Retired
  (6) (7) (10)

George L. Mylander                      1965         64          321,439          10.53%
  Educator,
  Sandusky City Commissioner,
  Retired
  (8) (9)

David A. Voight                         1989         54            6,356           0.21%
  President
  Citizens Banking Company

Richard O. Wagner                       1968         83           15,000           0.49%
  Retired
  (7)(8)

(1)      3,184 shares owned directly by Dean S. Lucal; 3,060 shares held by Dean
         S. Lucal self-directed IRA; 8,916 shares owned jointly with spouse, Martha Jane Lucal; and 3,600 shares owned directly by spouse, Martha Jane Lucal, IRA.

(2) 77,952 shares owned jointly by W. Patrick Murray with spouse, Louise Murray; and 16,236 shares owned directly by spouse, Louise Murray. W. Patrick is one of five trustees of benefit plans holding 66,576 shares owned by Murray and Murray Company LPA pension plan, and 92,112 shares owned by Murray and Murray Company LPA profit-sharing plan. In addition, W. Patrick Murray is a partner in the limited partnership known as SFOL, holding 34,064 shares.

(3) 4,808 shares held directly by Paul H. Pheiffer; 23,776 shares held by spouse, Catharine J. Pheiffer; 56,224 shares held by Catharine J. Pheiffer, Trustee, for J. Richard Dorn Tr.; and 3,490 shares held by Dorn Industries, Inc.

(4) 96,240 shares owned directly by Mary Lee G. Close; and 2,072 shares owned by son, David A. Close.

(5) 11,292 shares owned directly by Harry L. Hoffman Trust; 800 shares owned directly by H. Lowell Hoffman; 100 shares owned directly by spouse, Helen A. Hoffman; and 9,008 shares owned by National City Investments for the benefit of H. Lowell Hoffman, IRA.

(6) 10,800 shares owned directly by Lowell W. Leech Trust; 10,800 shares owned directly by spouse, Betty J. Leech Trust; 800 shares held by Lowell W. Leech self-directed IRA; and 1,880 shares held by Betty J. Leech self-directed IRA.

(7)      Member of Asset-Liability Committee.

(8)      Member of Nominating Committee.

(9)      Member of Audit Committee.

(10)     Member of Compensation, Benefits and Liability Committee.

                                OTHER NOMINATIONS
                                -----------------

         Other nominations may be made at the meeting only after at least 14 days' notice has been given in writing according to the procedures set forth in
ARTICLE III, Section 2, of the Code of Regulations of the Corporation that states:

         "Nominations of persons for election to the Board of the Corporation at a meeting of the stockholders may be made by or at the direction of the Board of Directors or may be made at a meeting of stockholders by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 2 of Article III. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 14 days nor more than 50 days prior to the meeting; provided, however, that in the event that less than 21 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholders to be timely must be so delivered or mailed no later than the close of business on the 7th day following the day on which day notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs, but in no event shall such timely notice to stockholder nomination be received by the secretary of the Corporation less than seven (7) days prior to the stockholder meeting. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, and (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as Director of the Corporation. No person shall be eligible for election as a Director of the Corporation at a meeting of the stockholders unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure and the defective nomination shall be disregarding."

                              BOARDS AND COMMITTEES
                              ---------------------

         It is the policy of the Corporation that its Directors also serve as Directors of certain of its Subsidiaries. The Board of the Corporation met four
(4) times in 1996; the Board of The Citizens Banking Company met twelve (12) times in 1996; the Board of The Castalia Banking Company met twelve (12) times in 1996; and the Board of SCC Resources, Inc. met four (4) times in 1996. All Directors of the Corporation and its Subsidiaries attended more than 75% of the total number of meetings of each of the respective Boards of Directors.

         The Board of the Corporation has the following standing committees:
Asset-Liability Committee; Nominating Committee; Audit Committee, and Compensation, Benefits and Liability Committee. Board membership on each of these committees is indicated by footnote on Page 7. The Asset-Liability Committee establishes and monitors the volume and mix of the subsidiary banks' assets and funding sources in an effort to assist in managing and maintaining the subsidiary banks' profits. The Nominating Committee recommends to the Corporation's Board of Directors the names of those persons to be proposed for election as Directors of the Corporation at its Annual Meeting and the names of those persons to be proposed for election as Corporate Officers at the Corporation's annual organizational meeting. The Audit Committee receives and reviews on a regular basis the internal audits of the Corporation and its Subsidiaries, and reviews the drafts of the Corporation's financial statements received by its independent auditors. The Compensation, Benefits and Liability Committee recommends annual budgetary levels for employee compensation and benefits; reviews, and establishes the policies for, all benefit program for the Corporation and its Subsidiaries; reviews and recommends the affirmative action plan for the Corporation and its Subsidiaries; and reviews, and makes recommendations for, all insurance programs for the Corporation and its Subsidiaries.

                            COMPENSATION OF DIRECTORS
                            -------------------------

         During 1996 (through March 31), the Directors of the Corporation and each of its Subsidiaries received a Director's fee at the rate of $375.00 per Board of Directors meeting attended, excepting that the Directors of the Corporation received Directors' fees at the rate of $100.00 per Board of Directors meeting attended when such meeting immediately followed a meeting of the Board of Directors of The Citizens Banking Company. During the balance of 1996, the Directors of the Corporation and each of its subsidiaries received Directors' fees at the rate of $400.00 per Board of Directors meeting attended, excepting that the Directors of the Corporation received Directors' fees at the rate of $100.00 per Board of Directors meeting attended when such meeting immediately followed a meeting of the Board of Directors of The Citizens Banking Company. During 1996, the Directors of the Corporation received $220.00 per committee meeting attended. Directors who are also Corporation officers or officers of the Subsidiaries do not receive compensation as director or for attendance at any committee meetings.

         The Corporation and each of its subsidiaries have adopted a non-qualified Deferred Compensation Plan for each respective Board of Directors. Pursuant to each such plan, any director of the respective corporation may defer any or all of the directors fees or committee fees earned by such director during a particular calendar year. During 1996, one director elected to defer a portion of his directors fees and committee fees earned as a director of The Citizens Banking Company.

              TRANSACTIONS WITH DIRECTORS, OFFICERS AND ASSOCIATES
              ----------------------------------------------------

         The banking subsidiaries have had and expect to have banking transactions in the ordinary course of business with directors, officers and principal shareholders of the Corporation, and associates of such persons, on substantially the same terms, including interest rates and collaterals, as those prevailing at the same time for comparable transactions with other persons and that do not involve more than normal risk of collectibility or present other unfavorable features. The Corporation and the banking subsidiaries also have had and expect to have transactions in the ordinary course of business with their directors, officers, principal shareholders, and their associates, on the same terms as those prevailing at the same time for comparable transactions with others. All such loans presently outstanding to directors and executive officers, including their immediate families and companies in which they are executive officers, are performing loans.

         The Corporation, together with its subsidiaries, has retained the law firm of Lucal & McGookey as legal counsel for the past several years. During the calendar year 1996, the Corporation, together with its Subsidiaries, paid Lucal & McGookey the sum of $59,331.06. It is anticipated that this relationship will continue during the coming year. Dean S. Lucal is a Director of the Corporation and certain of its Subsidiaries, and is a partner of Lucal & McGookey.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
             -------------------------------------------------------

         Under the provisions of the securities laws of the United States, the Corporation's Directors, executive officers and any persons holding more than ten per cent (10%) of the Corporation's stock are required to report their initial ownership of the Corporation's common stock and any subsequent changes in their ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Corporation is required to disclose, in this Proxy Statement, any failure to file by these dates during 1996. All of these filing requirements were satisfied, other than the late filing for a single transaction Form 4 reporting for Director, Paul H. Pheiffer. Such information was filed with the Director's Form 5 filing to the Securities and Exchange Commission subsequent to January 1, 1997. In making these disclosures, the Corporation has relied solely on written representations of its Directors and executive officers and copies of the reports that they have filed with the Securities and Exchange Commission.

            REPORT OF COMPENSATION, BENEFITS AND LIABILITY COMMITTEE
            --------------------------------------------------------

         Effective January 1, 1996, the Corporation's Compensation, Benefits and Liability Committee and the Executive Committee of The Citizens Banking Company recommended, and The Citizens Banking Company Board of Directors increased, the salary paid to Mr. Voight. The increase reflected the policies of the Committee, consideration of competitive data on compensation of other bank presidents of institutions of a similar size as provided by the Ohio Bankers Association and Crowe Chizek & Company, CPA's compensation surveys and recognition of the Corporation's performance during 1995. In addition, the Executive Committee approved compensation increases for all other Executive Officers. Executive Officer salary increase determinations are based upon an evaluation of such executive's performance of the prior year.

         This report was submitted by the Compensation, Benefits and Liability Committee members who are:

         Lowell W. Leech, Chairman       W. Patrick Murray
                                           (Castalia representative)

         Richard B. Fuller               David H. Strack, D.D.S.
         (Citizens representative)         (Castalia representative)

         H. Lowell Hoffman, M.D.         Joyce A. Keller
                                           (Castalia representative)

         Dean S. Lucal                   David A. Voight
                                           (Citizens representative)

                             EXECUTIVE COMPENSATION
                             ----------------------

         Under rules established by the Securities and Exchange Commission (the "SEC"), the Corporation is required to provide certain data and information in regard to the compensation and benefits provided to the Corporation's Chairman of the Board, President and Chief Executive Officer and, if applicable, the four other most highly compensated Executive Officers, whose compensation exceeded $100,000 during the Corporation's fiscal year. The disclosure requirements, as applied to the Corporation, include only the Corporation's and The Citizens Banking Company's President, Mr. David A. Voight. All disclosures regarding executive compensation reflect compensation paid by the Corporation's subsidiaries.

         The following table sets forth information as to the cash compensation paid or accrued by the Corporation or the subsidiary banks during 1996 for the Chief Executive Officer of the Corporation or the subsidiary banks (no other executive officers's annual salary and bonus exceeded $100,000):

                                  SUMMARY COMPENSATION TABLE
                                  --------------------------
                                      ANNUAL COMPENSATION
                                      -------------------

                                                                            (1)
                  Name of Individual      Year      Salary      Bonus      Other
                  and Principal

--------------------------------------------------------------------------------
                  David A. Voight,
                  President of
                  Corporation and
                  President and
                  Chief Executive
                  Officer of The
                  Citizens Banking
                  Company                 1996      $114,913                1,717
                                          1995       107,913                1,612
                                          1994       101,413                1,487
                                          1993        95,413                1,178


         (1) Represents contributions by The Citizens Banking Company to the 401(k) plan.

                 DEFINED BENEFIT PENSION PLAN OF THE CORPORATION
                 -----------------------------------------------

         The Corporation maintains a tax-qualified non-contributory defined benefit pension plan for its employees. The plan has been adopted by each subsidiary of the Corporation. All employees who work 1,000 or more hours per year, have attained age 20-1/2 and have completed at least six months of service are eligible to participate in the plan. The monthly pension benefit payable to an employee at normal retirement age (age 65) will be equal to 1.40 percent of the highest five-year average monthly compensation; plus 0.65 percent of average monthly compensation in excess of the Social Security covered compensation amount; multiplied by years of service to a maximum of 35 years of service with the Corporation or its subsidiaries. For this purpose, an employee's final average compensation is equal to the average of the monthly compensation paid to such employee during the period of five consecutive years of service out of the last ten years of service prior to retirement which results in the highest average compensation. The compensation taken into account includes all cash compensation paid. The monthly pension benefit calculated under this formula is not subject to any offset or reduction for the employee's Social Security benefit, but is subject to the annual benefit limitation established by the Internal Revenue Code.

         Employees will be eligible to retire and receive monthly benefits under the pension plan at age 65. In addition, employees may elect to begin receiving reduced benefits at an earlier age if they become permanently disabled or qualify for early retirement by attaining age 55 and completing at least 15 years of service. Pension benefits will generally be paid either as joint and survivor annuities or single life annuities, provided that participating employees who obtain their spouse's consent may elect to receive their benefits in one of several other optional forms of benefit, including a lump sum distribution of the present value of the benefit.

         The following table shows the total annual pension benefit that would be payable as a life annuity with five years of payments guaranteed to an employee of the Corporation or its Subsidiaries retiring in 1996 at age 65 under the terms of the pension plan, based on specific assumptions about the employee's total years of service and the level of the employee's average compensation during his or her final years of service.

       Final Average                  Years of Service
       Annual Compen-      15       20       25       30       35
       sation
       $ 40,000           9,773   13,030   16,288   19,546   22,803
         60,000          15,923   21,230   26,538   31,846   37,153
         80,000          22,073   29,430   36,788   44,146   51,503
        100,000          28,223   37,630   47,038   56,446   65,853
        120,000          34,373   45,830   57,288   68,746   80,203


                            DEFINED CONTRIBUTION PLAN
                            -------------------------

         The Corporation also maintains a tax-qualified defined contribution plan (401(k) Plan) for its employees. The plan has been adopted by each subsidiary of the Corporation. All employees who work 1,000 hours or more per year and have completed 90 days of service are eligible to participate in the plan. Subject to limitations established by the Internal Revenue Code, employees may defer from 1 percent to 15 percent of salary in any one year. The Corporation may make a matching contribution for all participants who have elected to make salary deferral contributions. The amount of the matching contributions, if any, will be determined each plan year and announced to all participants. The amount of matching contribution for the years 1996 and 1995 was 25 percent of the salary deferred on the first 6 percent deferred. The Internal Revenue Code places a limit on the amount of salary deferred contributions and matching contributions on those employees classed as "highly compensated". Contributions and matching contributions for highly compensated employees will be limited to an amount that enables the plan to meet certain non-discrimination testing.

                    SUPPLEMENTAL RETIREMENT BENEFIT AGREEMENT
                    -----------------------------------------

         The Citizens Banking Company has a supplemental retirement benefit agreement (deferred compensation) with Mr. Donald E. Gosser, Senior Vice President and Treasurer. The deferred benefit agreement will provide a benefit that, when combined with the benefit provided by The Citizens Banking Company's deferred benefit pension, will be equal to the amount that would have been provided by the pension benefit calculation under a previous plan. The pension benefit calculation of the defined benefit plan was amended December 1, 1989, in compliance with the Tax Reform Act of 1986. At December 31, 1996, The Citizens Banking Company has recorded a liability of $50,824 relating to such agreement.

                       COMPENSATION AND BENEFITS COMMITTEE
                       -----------------------------------
                      INTERLOCKS AND INSIDER PARTICIPATION
                      ------------------------------------

         Mr. David A. Voight, the Corporation's President, served on the Compensation and Benefits Committee of the Corporation, which is responsible for compensation matters (see "Report of Compensation and Benefits Committee"). Although Mr. Voight served on such committee, he did not participate in any decisions regarding his own compensation as an Executive Officer. Mr. Voight also served on the Executive Committee of The Citizens Banking Company, which recommends the salary of the President to the Board of Directors of Citizens. Mr. Voight, in serving on the Executive Committee and the Board of Directors, did not participate in discussions nor decision-making relative to his own compensation.

                               PERFORMANCE REPORT
                               ------------------

         The following is a graph comparing the Corporation's cumulative total shareholder returns with the performance of the NASDAQ Stock Market index (US Companies) and with the NASDAQ Bank Stocks index in which group the Corporation is included:














                             PRINCIPAL SHAREHOLDERS
                             ----------------------

         To the Corporation's knowledge, except as noted below, no person or entity owns beneficially, directly or indirectly, five percent (5%) or more of the Corporation's common stock as of December 31, 1996:

          Name and Address of               Amount and Nature                   Percent
          Beneficial Owner                  of Beneficial Ownership             of Class
          ----------------                  -----------------------             --------
          George L. Mylander                321,439 shares                      10.53%
            155 Sunset Drive
            Sandusky, Ohio

          W. Patrick Murray                 286,940 shares                       9.40%
            891 Beachside Lane
            Huron, Ohio                     (See Footnote (2) at
                                            "Information Concerning
                                            Directors and Nominees")

                                   PROPOSAL 2
                                   ----------

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
               ---------------------------------------------------
                           FOR THE CALENDAR YEAR 1997
                           --------------------------

         The Board of Directors of the Corporation approved the reappointment of Crowe Chizek & Company to audit its books and accounts for the year 1997, and to audit the books and accounts of its subsidiaries for the year 1997.

         Audit services performed by Crowe Chizek & Company during 1996 included examination of and reporting on the Corporation's consolidated financial statements, review and consultation connected with filing annual and periodic reports for the Corporation and its Subsidiaries, and auditing the Corporation's defined benefit pension plan.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF APPOINTMENT OF CROWE CHIZEK & COMPANY AS THE CORPORATION'S INDEPENDENT AUDITORS FOR THE CALENDAR YEAR 1997.

         Representatives of the auditors will be present at the annual meeting to make a statement, if they desire, and to respond to appropriate questions.

                                   PROPOSAL 3
                                   ----------

               AMENDMENT TO THE CORPORATION'S CODE OF REGULATIONS
               --------------------------------------------------
                      TO PROVIDE THAT NO DIRECTOR SHALL BE
                      ------------------------------------
                         OF THE AGE OF 75 YEARS OR MORE
                         ------------------------------

         The Corporation's Code of Regulations presently contains no age qualification for serving as a member of the Corporation's Board of Directors. It is the recommendation of the Board of Directors that the Code of Regulations of the Corporation be amended to provide that no member of the Corporation's Board shall be of the age of seventy-five (75) years or more on the date of his or her election, or the date of his or her appointment in the event of such appointment to fill a vacancy on such Board. It is also the recommendation of your Corporation's Board of Directors that such age qualification, should it be approved by the shareholders, shall not apply to any person who may be serving as a member of the Board on April 14, 1997.

         It is the opinion of the Board of Directors that, as the composition of the Board changes through the years, a concerted effort should be made to bring new and fresh ideas to its leadership positions. Doing so will help the Corporation be competitive in its various fields of endeavor as it proceeds towards, and into, the twenty-first century. These new ideas of younger generations can, and will be, represented by young leaders of the community within which the Corporation's subsidiaries operate. It is the opinion of the Board that the Corporation's Code of Regulations should incorporate those provisions that will insure the permanent infusion of such new and young leadership.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE AMENDMENT TO PROVIDE THAT NO DIRECTOR OF THE CORPORATION SHALL BE OF THE AGE OF 75 YEARS OR MORE ON THE DATE OF HIS ELECTION OR APPOINTMENT.

                                   PROPOSAL 4
                                   ----------

          AMENDMENT TO THE CODE OF REGULATIONS OF THE CITIZENS BANKING
          ------------------------------------------------------------
           COMPANY TO PROVIDE THAT NO DIRECTOR OF THE CITIZENS BANKING
           -----------------------------------------------------------
            SHALL BE OF THE AGE OF 72 YEARS OR MORE, AND TO ESTABLISH
            ---------------------------------------------------------
                        THE POSITION OF DIRECTOR EMERITUS
                        ---------------------------------

                  The Code of Regulations of The Citizens Banking Company presently contains no age qualifications for serving as a member of that Corporation's Board of Directors. It is the recommendation of your Corporation's Board of Directors that the Code of Regulations of The Citizens Banking Company be amended to provide that no member of such Corporation's Board shall be of the age of seventy-two (72) years or more on the date of his or her election, or the date of his or her appointment in the event of such appointment to fill a vacancy on such Board. It is also the recommendation of your Corporation's Board of Directors that the age qualification of Citizens' board members, should it be approved by the shareholders, shall not apply to any person who may be serving as a member of such Board on April 14, 1997. So that the experience of those directors who have reached the age of seventy-two (72) may still be brought to the Board of Directors' table, it is also the recommendation of your Board of Directors that the position of Director Emeritus be established to which former members of Citizens' Board of Directors may be elected.

                  It is the opinion of your Board of Directors that, as is the case with this Corporation, an effort must be made to bring representation of younger generations to the Citizens' Board of Directors. The ideas of this young leadership group will help The Citizens Banking Company compete in its market area in the rapidly changing banking industry. It is, thusly, the opinion of the Board of Directors that these amendments to the Code of Regulations of The Citizens Banking Company will insure that the new and fresh ideas of our young leaders will be drawn upon and, at the same time, the ideas and experience of our retired directors will not be lost.

                  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE AMENDMENT TO PROVIDE THAT NO DIRECTOR OF THE CITIZENS BANKING COMPANY SHALL BE OF THE AGE OF 72 YEARS OR MORE ON THE DATE OF HIS OR HER ELECTION OR APPOINTMENT, AND TO PROVIDE FOR THE ESTABLISHMENT OF THE POSITION OF DIRECTOR EMERITUS.

                                   PROPOSAL 5
                                   ----------

          AMENDMENT TO THE CODE OF REGULATIONS OF THE CASTALIA BANKING
          ------------------------------------------------------------
           COMPANY TO PROVIDE THAT NO DIRECTOR OF THE CASTALIA BANKING
           -----------------------------------------------------------
              COMPANY SHALL BE OF THE AGE OF 72 YEARS OR MORE, AND
              ----------------------------------------------------
                 TO ESTABLISH THE POSITION OF DIRECTOR EMERITUS
                 ----------------------------------------------

         The Code of Regulations of The Castalia Banking Company presently contains no age qualifications for serving as a member of that Corporation's Board of Directors. It is the recommendation of your Corporation's Board of Directors that the code of Regulations of The Castalia Banking Company be amended to provide that no member of such Corporation's Board shall be of the age of seventy-two (72) years or more on the date of his or her election, or the date of his or her appointment in the event of such appointment to fill a vacancy on such Board. It is also the recommendation of your Corporation's Board of Directors that the age qualification of Castalia's board members, should it be approved by the shareholders, shall not apply to any person who may be serving as a member of such Board on April 14, 1997. It is also the recommendation of your Board of Directors that the position of Director Emeritus for The Castalia Banking Company be established to which former members of the Castalia Board may be elected, thus assuring that the experience and expertise of those directors who have reached the age of seventy-two (72) years will not be lost.

         It is the opinion of your Board of Directors that representatives of our younger generation must be brought to the Castalia Banking Company board table to insure the ability of that financial institution to compete in this highly competitive banking industry. Having these representatives available to the Bank will insure that the ideas of that portion of the consuming public will be heard in helping set new directions for the Bank as it enters the new century. At the same time, by the establishment of the Director Emeritus position, the ideas of our older generation will also be present at the board table.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE AMENDMENT TO PROVIDE THAT NO DIRECTOR OF THE CASTALIA BANKING COMPANY SHALL BE OF THE AGE OF 72 YEARS OR MORE ON THE DATE OF HIS OR HER ELECTION OR APPOINTMENT, AND TO PROVIDE FOR THE ESTABLISHMENT OF THE POSITION OF DIRECTOR EMERITUS.

                  SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
                  ---------------------------------------------

         Any proposal that a shareholder wishes to have included in the proxy material relating to the annual meeting to be held in 1998 must be received by the Secretary no later than February 15, 1998.

                                  OTHER MATTERS
                                  -------------

         The Board of Directors knows of no other business to be presented at the meeting. If, however, any other business should properly come before the meeting, or any adjournment thereof, it is intended that the proxy will be voted with respect thereto according to the best judgment of the persons named in the proxy.

                                  ANNUAL REPORT
                                  -------------

         The Corporation's Annual Report is not intended to be a part of this Proxy Statement. The Corporation's Annual Report, a consolidation of the report of operations of the Corporation and Annual Report on Form 10-K (as required under the terms of the Securities Exchange Act of 1934), for the calendar year 1996 will be presented at the annual meeting, and a copy has been mailed to shareholders with this Proxy Statement. Additional copies of such Corporation's Annual Report are available to shareholders without charge upon request to James
O. Miller, Senior Vice President and Controller, First Citizens Banc Corp, 100 East Water Street, Sandusky, Ohio 44870.

                                             By Order of the Board of Trustees

                                             ----------------------------
                                             Donna J. Dalferro, Secretary

                            FIRST CITIZENS BANC CORP
                               OF SANDUSKY, OHIO
                                    P R O X Y

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND UNLESS OTHERWISE
MARKED WILL BE VOTED FOR ALL PROPOSALS.

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder(s) of
First Citizens Banc Corp (hereinafter called "Corporation"), of Sandusky, Ohio, hereby constitute(s) Richard O. Wagner, Paul H. Pheiffer and Leland J. Welty, or each of them, proxies and attorneys of the undersigned, with full power of substitution and revocation, for and in the name of the undersigned, to attend the Ninth Annual Meeting of the Shareholders of said Corporation to be held
April 15, 1997, at 2:00 P.M. E.D.T. and any adjournment or adjournments thereof, and thereat to vote, including the right to vote cumulatively at their discretion, as specified below:

1. On the election of three (3) Directors (Class III) to hold the office for a term expiring at the Annual Meeting 2000:

         - FOR all nominees listed below (Except, to withhold authority to vote for any individual nominee, write that nominee's name on the space marked "Exceptions" provided below.)*

         -        WITHHOLD AUTHORITY to vote for all nominees listed below,
                  CLASS III         Dean S. Lucal       W. Patrick Murray       Paul H. Pheiffer
                  *Exceptions:
                              -------------------------------------------------
2    PROPOSAL to ratify the appointment of Crowe Chizek & Company as the corporation's independent auditors for the calendar year 1997:
     [ ] FOR the ratification of the appointment of such auditors. [ ] AGAINST the ratification of the appointment of such auditors.

3.   PROPOSAL to amend the Code of Regulations of the Corporation to provide that no member of the Corporation's Board of
     Directors shall be of the age of seventy-five (75) years or more on the date of his election or his appointment.
     [ ]   FOR THE PROPOSAL                            [ ]    AGAINST THE PROPOSAL                            [ ]   ABSTAIN

4.   PROPOSAL to direct the Corporation's President to vote the Corporation's shares in The Citizens Banking Company ("Citizens")
     in favor of an amendment to Citizens' Code of Regulations to provide that no member of Citizens Board of Directors shall be of the age of seventy-two (72) years or more on the date of his election or appointment, and to create the position of
     Director Emeritus.
     [ ]   FOR THE PROPOSAL                            [ ]    AGAINST THE PROPOSAL                            [ ]   ABSTAIN

5.   PROPOSAL to direct the Corporation's President to vote the Corporation's shares in The Castalia Banking Company ("Castalia")
     in favor of an amendment to Castalia's Code of Regulations to provide that no member of Castalia's Board of Directors shall be of the age of seventy-two (72) years or more on the date of his election or appointment, and to create the position of
     Director Emeritus.
     [ ]   FOR THE PROPOSAL                            [ ]    AGAINST THE PROPOSAL                            [ ]   ABSTAIN

6.   To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors recommends that shareholders vote "FOR" the nominees listed above. The Board of Directors recommends that the shareholders vote "FOR" the Proposals hereinabove described. IF NO SPECIFIED VOTE IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF SAID PROPOSALS. If any other business is presented at said meeting, the proxy shall be voted in accordance with the recommendations of management. All shares represented by properly executed proxies will be voted as directed. This proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise by either written notice or notice in person at the meeting, or by a subsequently dated proxy.

                                  Dated:
                                        ---------------------------------------

                                  ---------------------------------------------

                                  ---------------------------------------------
                                  (If shares are held in names of two or more persons, all should sign. When signing in a fiduciary capacity or as a corporation officer, please give your full title as such.)